UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 27, 2025

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2024-2

(Exact Name of Issuing Entity as Specified in its Charter)

Commission File Number of Issuing Entity: 333-261901-16

Central Index Key Number of Issuing Entity: 0002018245

SANTANDER DRIVE AUTO RECEIVABLES LLC

(Exact Name of Depositor as Specified in its Charter)

Commission File Number of Depositor: 333-261901

Central Index Key Number of Depositor: 0001383094

SANTANDER CONSUMER USA INC.

(Exact Name of Sponsor as Specified in its Charter)

Central Index Key Number of Sponsor: 0001540151

Delaware

(State or Other Jurisdiction of Incorporation of Registrant)

99-6132594

(Issuing Entity’s I.R.S. Employer Identification No.)

Santander Drive Auto Receivables LLC 1601 Elm Street, Suite 800 Dallas, Texas	75201
(Address of Principal Executive Offices of Registrant)	(Zip Code)

(214) 292-1930

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2025, Santander Consumer USA Inc. (“SC”), in its individual capacity and as servicer, Santander Drive Auto Receivables LLC (“Santander Drive”), as seller and as depositor, Santander Drive Auto Receivables Trust 2024-2 (the “Issuing Entity”), Citibank, N.A., as owner trustee (the “Owner Trustee”), Citicorp Trust Delaware, National Association, as Delaware trustee (the “Delaware Trustee”), and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”), entered into an omnibus amendment (such amendment, the “Omnibus Amendment”), which is the first supplement to the Indenture dated as of April 24, 2024, the first amendment to the Sale and Servicing Agreement dated as of April 24, 2024 (the “Sale and Servicing Agreement”), and the first amendment to the Amended and Restated Trust Agreement dated as of April 24, 2024. The Omnibus Amendment amends the responsibility for certain indemnities and the obligation for repurchase of receivables for breach of certain servicer representations from SC, as servicer, to SC, in its individual capacity. The Omnibus Amendment is attached hereto as Exhibit 99.1.

Item 6.02. Change of Servicer or Trustee.

Background

On April 1, 2025 (the “Servicing Transfer Date”), SC, as the initial servicer of the receivables held by the Issuing Entity, implemented a reorganization of its servicing operations such that a majority of the motor vehicle receivable servicing performed by SC prior to April 1, 2025 (including as servicer of the receivables held by the Issuing Entity) will be performed by Santander Bank, N.A. (“SBNA”) going forward. SBNA has assumed the obligations of the servicer under the Sale and Servicing Agreement and is the successor to SC as servicer under the Sale and Servicing Agreement.

Reg AB Item 1108 Disclosure for Santander Bank, N.A., as Servicer

The Servicer

SBNA is a national banking association chartered under the National Bank Act and subject to supervision by the OCC, the FDIC and the CFPB. SBNA is a wholly-owned subsidiary of Santander Holdings USA, Inc. (“SHUSA”). SHUSA is a U.S. bank holding company headquartered in Boston, Massachusetts that serves as an intermediate holding company for the U.S. operations of Banco Santander, S.A. Prior to the Servicing Transition Date, SBNA

acted as servicer for motor vehicle retail installment sale contracts or motor vehicle leases sponsored by it since 2023. Effective as of the Servicing Transfer Date, SBNA will assume the servicing for more than 20 securitizations sponsored by SC.

All servicing and processing for the receivables will be performed by SBNA, as the servicer. SBNA, as servicer, will be responsible for billing, collecting, accounting and posting all payments received with respect to the receivables, responding to obligor inquiries, taking steps to maintain the security interest granted in the financed vehicles or other collateral, coordinating the ongoing liquidation of repossessed collateral, and generally monitoring each receivable and the related collateral. Information about the servicing practices of SBNA is set forth below under “Servicing of the Receivables.”

Servicing of the Receivables

The servicer’s servicing practices are closely integrated with the origination platform of SC and also are governed by the Loan Policy. This results in the efficient exchange of information which aids both servicing and evaluation and modification of product design and underwriting criteria. As part of its risk management program, the servicer periodically performs comprehensive compliance risk assessments that identify products, services and customer types to determine risks associated with, among other things, consumer compliance laws, regulations and supervisory guidance. In connection with these risk assessments, the servicer may elect to modify its customary servicing practices or may enhance training and procedures related thereto, including by providing enhanced training to specific servicing personnel. The servicer’s specific servicing practices and policies may change over time.

Payment Methods and Overpayments. Obligors have a variety of available payment options, including mail through a lockbox service, overnight delivery services, a customer website, an interactive voice response system, third-party payment processing services and verbally with the servicer’s customer service and collections staff. Debit and ACH payments are accepted through these payment avenues, but the servicer does not accept payment by credit card. Payment refunds are made to the obligor in the event of an overpayment (including in connection with a payoff).

Payment Due Date Changes. To make payment due dates more convenient for obligors (for example, to move payment due dates to coincide with an obligor’s payroll cycle), the servicer may approve a change in the due date for current accounts or accounts where the due date change would bring the account current. Currently, only two due date changes may be approved during the term, and a new payment due date cannot be more than 20 days into the future from the original due date.

Partial Payments. The servicer considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with the servicer’s customary servicing practices. The required minimum payment under customary servicing practices for all receivables (regardless of origination channel or origination date) is 90% of the scheduled payment. In each case, the period of delinquency is based on the number of days payments are contractually past due and is determined based on customary servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment.

Fee Waivers and Refunds. In some instances, accumulated Supplemental Servicing Fees on an obligor’s account may be waived by someone with the appropriate level of authority (which varies based on the status of the account and the amount to be waived). The servicer also has the discretion to refund any Supplemental Servicing Fees it has collected to the obligor. The servicer will be entitled to retain all Supplemental Servicing Fees.

Payoffs and Balance Waivers. A payoff is an amount quoted to the obligor, a dealer or an insurance company that will satisfy all interest, late fees, miscellaneous fees and principal due and accrued on the related receivable. A “short” payoff is a payment applied that does not satisfy the full final payoff amount, often because of accrued interest or late fees after a payoff is quoted. When the remaining account balance falls below the business threshold to be considered a short payoff, the receivable will be considered paid-in-full. The threshold for a short-payoff is periodically reviewed and may be adjusted based on business strategy. Balance waivers above this threshold may be made with approval commensurate with the dollar amount of the waiver and the status of the receivable.

Settlements. A settlement (also known as a principal reduction or debt forgiveness) is an option to assist obligors to settle or pay less than the full amount due on a receivable. An account settlement will only be accepted by the servicer in order to reduce an imminent loss and pursuant to management approval with the level of approval commensurate with the dollar amount of the principal reduction.

Bankruptcy. After notification that an obligor has filed for bankruptcy protection, the account is routed to the bankruptcy department to facilitate compliance with applicable bankruptcy law. The servicer’s bankruptcy department is responsible for servicing, processing and monitoring all bankruptcy accounts from the point of bankruptcy initiation to final disposition. Once the bankruptcy filing is verified by the bankruptcy department, all collection and recovery activities stop until a motion for relief from stay has been granted, a reaffirmation agreement is reached or the bankruptcy is dismissed. Through a bankruptcy account modification, the servicer can restructure debts to include interest, payment amount and term to reflect the treatment of the receivable in the confirmed bankruptcy plan.

Servicemembers Civil Relief Act. Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), an obligor who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after the origination of the receivable) is entitled to certain protections. The servicer’s customary servicing practices for the benefit of obligors in military service (and, in some cases, family members and certain other related parties of servicemembers in military service, even where not required by law) has in the past and may in the future exceed the minimum requirements required by the Relief Act or other applicable law.

Disaster Relief and Recovery. In the event of a natural or manmade disaster, the servicer may implement a range of actions with respect to impacted obligors and the related receivables, including the cessation of repossession and collection efforts, offering assistance through modification or extension of the receivable and assisting with the processing of insurance claims. The scope of any such action may exceed the general requirements for eligibility with respect to such action outside of a natural or manmade disaster situation. The servicer reevaluates and revises its policies related to disaster relief and recovery from time to time based on varying economic hardships arising out of natural and manmade disasters.

Claims and Total Loss. The servicer’s insurance department is responsible for assisting customers and insurance companies with insurance claims upon notification of an incident. The servicer’s insurance department helps facilitate claims processing by providing necessary documentation to insurance companies and repair facilities, validation of documents received and follow-up calls to customers, insurance companies and repair facilities as needed. Claim types facilitated by the servicer’s insurance department include repair, total loss, GAP and credit life and disability. The obligors for all of the receivables owned by the issuing entity are required under the receivables to maintain physical damage insurance policies naming the originator as loss payee. the servicer does not force place insurance in the event of a lapse and the servicer may, but is not required under the transaction documents to, use a third-party vendor to monitor proof of insurance. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary. Customers are responsible for any balances that remain on an account after the insurance proceeds have been received and posted.

Customer Relief Tools. The servicer provides various options to assist obligors with temporary setbacks, including extensions and modifications, each of which has been designed to comply with applicable federal regulatory and legal guidance. Prior to implementing any of these options, the servicer assesses account status and an obligor’s hardship or situation in an effort to determine if a loss mitigation treatment will increase the likelihood that an obligor is able to repay its obligations under the receivable. For example, when evaluating relief options, the servicer considers at a minimum the type of hardship or situation affecting the obligor, how long the hardship or situation is likely to impact the obligor’s ability to repay and whether the relief option will increase the likelihood of the obligor’s ability to repay. As part of the approval process for extensions or modifications, the obligor is expected to establish a renewed ability and willingness to repay the loan in accordance with regulatory ability-to-pay guidance. However, for obligors impacted by a natural disaster, an extension, modification or reduction in payment may be offered without assessing the obligor’s ability and willingness to pay, as described above under “—Disaster Relief and Recovery”. None of the loss mitigation treatments currently include interest grace periods. The servicer’s servicing practices and policies set forth explicit requirements that control the use of these options. The servicer’s servicing practices and policies, including specific policies related to the use of extensions, modifications, reductions in payment and other servicing tools, are reevaluated and revised from time to time. Exceptions to the servicer’s servicing practices and policies, including eligibility requirements for loss mitigation treatment, must be approved by someone with the appropriate level of authority.

Extensions. An extension is the process of moving one or more monthly payments to the end of the receivable’s term (thereby extending the maturity date of the contract) in order to provide an obligor with temporary financial relief. Additionally, an extension may occur in connection with a modification, as described below under “ —Modifications”. Historically, extensions (other than extensions in connection with a modification) were generally limited to a maximum of eight months during the life of the loan. However, in 2020, the servicer modified its general servicing practices such that extensions (other than extensions in connection with a modification) were generally limited to a maximum of twelve months during the life of the loan, and the servicer has further modified its general servicing practices to generally limit extensions (other than extensions in connection with a modification) to a maximum of eight months during the life of the loan plus an additional twelve months during a disaster situation, with the maximum number of extensions not to exceed sixteen during the life of a loan. Under the servicer’s current servicing practices, each extension (other than extensions in connection with a modification) ranges from one to three months in length, with the maximum number of months per extension limited to three months. In March 2023, the servicer further modified its general servicing practices such that eight payments must have been received from the date of origination before the obligor is eligible for an extension (other than extensions in connection with a modification), and eight payments must have been received since a previous extension or modification.

Modifications. Under the servicer’s current servicing practices and policies, a hardship modification is the process of decreasing an obligor’s monthly payment by changing the terms of the original contract, and a mature modification is a modification provided to obligors who are within six months of the maturity date which extends the term of the receivable and may reduce the interest rate for the new remaining term. A modification is generally only an option for accounts that have not been charged-off, and for which a specified minimum number of payments have been made. Obligors are only eligible for a single modification during the life of the receivable, but an obligor who has received a modification may also be granted a mature modification. The servicing practices and policies provide the servicer with the ability to implement a range of options with respect to an impacted receivable in connection with a hardship modification, including permitting voluntary surrender of the related financed vehicle, waiving the receivable’s deficiency balance, a permanent or temporary reduction in the principal balance of or interest rate on such receivable and extension of the receivable’s term.

Collections. Primary collections activities are performed at multiple U.S. servicing centers to enhance the servicer’s servicing capabilities and the level of customer service delivered to the servicer’s obligors. The servicer also uses vendors for collections and reviews and certain other customer service operations and servicing-related activities. The servicer uses application characteristics, refreshed credit data, model-driven methodologies and obligor behavior to apply a risk-driven collections strategy. The servicer may use a behavior score to determine the entry point into predictive collections and the intensity of treatment upon entry. Under the servicer’s servicing practices, communication with obligors (whether written or verbal), is required to be conducted in accordance with applicable regulatory and statutory requirements. Phone conversations between obligors and the servicer are recorded or monitored for performance evaluation, training and other business related purposes. In order to minimize losses, the servicer attempts to collect payments from delinquent customers to bring the account current. At this stage of the collections process, the objectives include, among other things: to collect past due payments; to educate obligors on the consequences of non-payment; and to use available tools to support repayment, workout or disposition of collateral (where applicable, and as a last resort), including loan modification tools (e.g., modifications, extensions) to assist in repayment of amounts owed.

The collection process is divided into stages. The number of days a receivable is delinquent enough to trigger any stage in the collection process varies depending on the behavior score and credit quality of the related obligor. The first stage in the collection process is early stage collections. The servicer’s early stage customers are generally in a pooled environment and contacted through text, email and telephone. The servicer’s telephony system delivers the call and customer information to employees simultaneously. The second stage in the collection process is late stage collections. Receivables within the second stage are worked by an advanced collection unit that provides light skip work, as well as enhanced negotiating skills. The objective of late stage collections is to reduce delinquency, mitigate loss and limit the number of receivables that roll to the servicer’s potential loss group. If the delinquency is not cured during the late stage collections process, repossession of the vehicle may be recommended. The servicer utilizes outsourcing partners to assist in servicing receivables at all stages of delinquency. The servicer’s outsourcing partners utilize the same platform, systems, and quality assurance metrics as its direct employees.

Repossession. If a receivable is past due or has defaulted, then the servicer may repossess the related financed vehicle. The management of repossessed vehicles aims to minimize loss and may be determined by various strategies, including liquidation. In determining whether to repossess a financed vehicle, the servicer may also take into account current economic conditions as well as the state of the used automobile market. All repossessions must be approved by management or an authorized designee. Prior to approving a repossession, the servicer verifies that the obligor is not subject to protection under the Relief Act. Where required by law or by its customary servicing practices, the servicer sends the obligor a right-to-cure letter prior to repossession of the financed vehicle, informing the obligor and/or the co-obligor, if applicable, that the receivable is in default and that the related financed vehicle will be repossessed if the obligor and/or the co-obligor, if applicable, fails to cure the default within the specified time. Additionally, an obligor and/or a co-obligor, if applicable, has the ability to voluntarily surrender a financed vehicle at any time. The right-to-cure letter may be waived as an exception for voluntary surrenders or if the vehicle securing the receivable is in jeopardy by reason of an impound, seizure or abandonment. An exception to the general process requirements for a repossession must be approved by an officer with appropriate approval authority. After repossession, a “Notice of Intent to Sell” letter is sent to the obligor where required by state law, notifying the obligor that the vehicle will be sold at auction unless all requirements for a reinstatement are met. Repossession efforts are closed when a payment is made on the receivable or when an extension request is complete, but may be resumed if payments on the receivable remain past due and no additional payments are made. If the servicer is unable to repossess a financed vehicle, then the servicer may pursue an action for replevin. Replevin is a court order that provides legal authority for a lienholder or law enforcement (on the lienholder’s behalf) to recover the financed vehicle on a receivable in default. If the obligor is subject to a bankruptcy proceeding, then repossession and replevin options are subject to additional protections and considerations and are supervised by the servicer’s bankruptcy department.

The servicer’s asset remarketing group manages the inventory of repossessed assets from the point of repossession to the application of liquidation proceeds. Repossessed vehicles are sold at auction. In addition, the asset remarketing group monitors all expenses related to the sales process and the servicer’s credit risk management information systems group monitors and provides oversight of auction activities on a monthly basis.

Impounds. The servicer’s impound department is responsible for supporting the overall loss mitigation and asset recovery of impounded vehicles to prevent unintended lien loss and to determine the appropriate course of action regarding the repossession or abandonment of financed vehicles. The impound department, subject to specific limitations (e.g., the vehicle has already been assigned for repossession), generally will attempt to make contact with the obligor to determine whether the obligor intends to recover the vehicle. With the appropriate level of management approval, which varies based on the dollar amount of the associated recovery costs, the servicer may elect to bailout the vehicle after taking into consideration all associated costs and expected net proceeds prior to repossession or abandonment of the impounded vehicle. Impound bailout costs may consist of repossession fees, collateral evaluation fees, storage fees, repair fees, transportation fees and other associated recovery fees. These fees are allocated to the obligor’s account.

Reinstatements. A reinstatement is an agreement with the obligor to restore the receivable to the terms prior to the repossession. The servicer’s servicing practices and policies provide that the servicer must comply with state specific guidelines and regulatory requirements to reinstate an account. As part of the approval process for a reinstatement, the obligor is expected to establish a renewed willingness and ability to repay the loan in accordance with regulatory ability-to-pay guidance. The ability to make ongoing future payments may be determined from new information pertinent to any of the following situations, but not limited to: income reduction or loss; job changes; life changes (e.g., death in the family, family emergencies, medical); car repairs; and unexpected expenses. Reinstatements must be approved by someone with the appropriate level of authority, which level of authority varies based on the number of previous repossessions and the existence of other factors such as an early payment default or threats of violence. In addition, the Loan Policy provides specific additional guidelines in connection with a reinstatement for obligors in bankruptcy.

Charge-offs. The servicer defines a charge-off as the accounting process of writing off likely uncollectable receivables. For charge-off accounts (other than accounts in active bankruptcy), collections activity continues with respect to any outstanding balance. Once a receivable is charged-off, it is always indicated as a charge-off in the servicer’s system of record. The servicer’s charge-off policy is designed to ensure compliance with applicable law and a consistent approach to the charge-off of delinquent accounts. Generally, a receivable is charged-off at month-end during the month in which the receivables reaches 120 days past due. Under the servicer’s servicing practices, if a vehicle is sold following a repossession, then the receivable will be charged-off upon receipt of the related liquidation proceeds and if a receivable is confirmed as being the subject of fraud, then the receivable will be charged-off within 60 days from the last day of the month in which the confirmed fraud was identified. Receivables with a deceased obligor and no surviving obligors are charged-off once the account has reached 60 days past due, as early as the month following notification. Receivables with an obligor in bankruptcy are charged-off within 60 days of receipt of filing from the bankruptcy court, and the balance of the receivable is written down to the value of the collateral (less cost to sell). Once a receivable has been charged-off (or, in some circumstances, once a vehicle has been repossessed) by the servicer, interest may stop accruing.

Under the servicer’s servicing practices, receivables related to repossessed vehicles are charged-off at the end of the month during which the earliest of any of the following occurs: (a) liquidation of the repossessed vehicle; (b) more than 90 days have elapsed since the date the vehicle was repossessed; and (c) the receivable becomes contractually delinquent 120 days. The amount of the initial charge-off will be equal to the then current outstanding receivable principal balance less, if the repossessed vehicle has been liquidated, the sum of the proceeds from the disposition of the vehicle, net of the costs incurred in repossessing, storing and disposing of the vehicle. The initial charge-off may be adjusted for additional recoveries or charge-offs, to reflect the actual proceeds received from rebates or the cancellation of outstanding insurance policies and/or extended service contracts.

If the vehicle financed by a receivable is a total loss, the receivable will be charged-off at the end of the month when the receivable becomes contractually delinquent greater than 120 days.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

99.1	Omnibus Amendment to Sale and Servicing Agreement, Amended and Restated Trust Agreement and Indenture, dated as of March 27, 2025, between the Issuing Entity, Santander Drive, SC, the Owner Trustee, the Delaware Trustee and the Indenture Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 1, 2025	SANTANDER DRIVE AUTO RECEIVABLES LLC

	By:	/s/ Craig Shmoldas
	Name:	Craig Shmoldas
	Title:	Vice President